Exhibit 99.1

FOR IMMEDIATE RELEASE

Bazaarvoice, Inc. Completes Acquisition of PowerReviews, Inc.

•	Acquisition creates more value for retailers, brands and consumers by extending the reach of the Bazaarvoice network to distribute word-of-mouth content that is proven to influence retail sales

•	Combination of Bazaarvoice and PowerReviews technology platforms enables Bazaarvoice to efficiently serve all segments of the retail and brands marketplace

AUSTIN, TX, June 12, 2012 — Bazaarvoice, Inc. (NASDAQ:BV), a leading social software company, today announced that it has completed its acquisition of PowerReviews, Inc., paying approximately $31 million in cash and issuing approximately 6.4 million shares of common stock of Bazaarvoice as part of the transaction and assuming vested and unvested options to purchase the shares of common stock of PowerReviews equivalent to 1.6 million options to purchase the shares of common stock of Bazaarvoice. At the closing share price on June 12, 2012, the value of the transaction is $168.2 million, including the assumption of vested and unvested options but excluding the potential cash proceeds that may arise from the exercise of these assumed options.

The addition of the client base of PowerReviews expands the Bazaarvoice network to more than 1,800 clients globally, including nearly half of the Internet Retailer 500 ranking of top U.S. online retailers. The expanded network creates new opportunities for retailers and brands to syndicate authentic online word-of-mouth content to a greater number of consumers around the world, influencing purchases online, on mobile devices and in the store. It also enhances the ability of both brands and retailers to connect directly with their customers to generate new insights into consumer sentiment.

The acquisition, and resulting combination of technology platforms, allows Bazaarvoice to more effectively and efficiently serve all segments of the market irrespective of size and geography. The Bazaarvoice technology platform is highly customizable and focused on larger online retailers and global brands. The PowerReviews technology platform is oriented to mid-sized and smaller retailers and provides a self-service, turnkey and low cost of ownership technology solution that, when combined with the Bazaarvoice platform, gives Bazaarvoice options to expand quickly, such as into emerging markets around the world.

About Bazaarvoice

Bazaarvoice, a leading social software company, brings the voice of customers to the center of business strategy for more than 750 clients globally. Bazaarvoice helps clients create social communities on their brand websites and Facebook pages where customers can engage in conversations. These conversations can be syndicated across Bazaarvoice’s global network of client websites and mobile devices, which allows brands to connect directly with customers. The social data derived from online word of mouth translates into actionable insights that improve marketing, sales, customer service and product development. Headquartered in Austin, Texas, Bazaarvoice has offices in London, Munich, New York City, Paris, Stockholm and Sydney. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog and follow on Twitter at www.twitter.com/bazaarvoice.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words, “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “similar,” “target,” “will” and “would” are expressions intended to identify forward-looking statements; although, not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenue and financial performance and other statements about management’s beliefs, intentions or goals. Bazaarvoice may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, the ability of Bazaarvoice to successfully integrate the operations, products and technology of PowerReviews; the ability of Bazaarvoice to implement its plans, forecasts and other expectations with respect to the business of PowerReviews after completion of the transaction and realize additional opportunities for growth and innovation; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in Bazaarvoice’s Form 10-K as filed with the Securities and Exchange Commission on June 11, 2012. Additional information will also be set forth in Bazaarvoice’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Bazaarvoice makes with the Securities and Exchange Commission. Bazaarvoice does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:

Seth Potter

ICR, Inc. on behalf of Bazaarvoice, Inc.

646-277-1230

seth.potter@icrinc.com

Media Contact:

Emily Brady

Brady PR on behalf of Bazaarvoice, Inc.

650-692-6107

emily@bradypr.com